SUB-ITEM 77I:  TERMS OF NEW OR
AMENDED SECURITIES

77I (b) ? Attached is the Class R6
Shares Exhibit to the Multiple Class
Plan of Federated Clover Small Value
Fund, a portfolio of Federated Equity
Fund.  The information contained in
the attached Exhibit serves as the
description of Class R6 Shares as
required by this Item.


CLASS R6 SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
(REVISED AS OF MAY 1, 2016)

1.	SEPARATE
ARRANGEMENT AND EXPENSE
ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class R6
Shares will consist of:

(i)
sales and shareholder servicing by
financial intermediaries to
the following categories of
investors (?Eligible
Investors?):

*
An investor participating in
a wrap program or
other fee-based
program sponsored
by a financial
intermediary;
*
An investor participating in
a no-load network or
platform sponsored
by a financial
intermediary where
Federated has
entered into an
agreement with the
intermediary;
*
A trustee/director, employee
or former employee
of the Fund, the
Adviser, the
Distributor and their
affiliates; an
immediate family
member of these
individuals, or a
trust, pension or
profit-sharing plan
for these
individuals;
*
An employer-sponsored
retirement plan;
*
A trust institution investing
on behalf of its trust
customers;
*
An investor, other than a
natural person,
purchasing Shares
directly from the
Fund;
*
A Federated Fund;
*
An investor (including a
natural person) who
acquired R6 Shares
pursuant to the
terms of an
agreement and plan
of reorganization
which permits the
investor to acquire
such Shares; and
*
In connection with an
acquisition of an
investment
management or
advisory business,
or related
investment services,
products or assets,
by Federated or its
investment advisory
subsidiaries, an
investor (including a
natural person) who
(1) becomes a client
of an investment
advisory subsidiary
of Federated or (2)
is a shareholder or
interest holder of a
pooled investment
vehicle or product
that becomes
advised or
subadvised by a
Federated
investment advisory
subsidiary as a result
of such an
acquisition other
than as a result of a
fund reorganization
transaction pursuant
to an agreement and
plan of
reorganization.

In connection with this arrangement,
Class R6 Shares will bear the following
fees and expenses:

Fees and Expenses
Maximum
Amount
Allocated R6
Shares
Sales Load
N
o
n
e
Contingent Deferred
Sales Charge
("CDSC")
None
Shareholder Service
Fee
None
Redemption Fee
None
12b-1 Fee
None
Other Expenses
Itemized
expenses
incurred by
the Fund with
respect to
holders of
Class R6
Shares.

2.	CONVERSION AND
EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class R6
Shares have the following conversion
rights and exchange privileges at the
election of the shareholder:

Conversion Rights:
None
Exchange Privileges:
Class R6
Shares may
be
exchanged
for Shares
of any
other
Federated
fund or
share class
that does
not have a
stated sales
charge or a
contingent
deferred
sales
charge,
except
Federated
Governmen
t Reserves
Fund.

In any exchange, the shareholder shall
receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other
Class shall be treated in the same manner as a redemption and purchase.

?
SCHEDULE OF FUNDS
OFFERING CLASS R6 SHARES

The Funds set forth on this Schedule
each offer Class R6 Shares on the terms
set forth in the Class R6 Shares Exhibit to the Multiple Class Plan.

Multiple Class Company
  Series

Federated Equity Funds
  Federated Clover Small
Value Fund
  Federated
InterContinental Fund
  Federated Kaufmann
Large Cap Fund
  Federated Strategic Value
Dividend Fund

Federated Global
Allocation Fund

Federated High Yield
Trust
Federated High Yield Bond
Fund

Federated Institutional
Trust
Federated Government
Ultrashort Duration Fund

Federated MDT Series
Federated MDT Small Cap
Core Fund
Federated MDT Small Cap
Growth Fund


Federated MDT Stock
Trust

Federated Total Return
Government Bond Fund

Federated Total Return
Series, Inc.
  Federated Total Return
Bond Fund

Federated World
Investment Series, Inc.

  Federated International
Leaders Fund